UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2015

Zonzia Media, Inc.

(Exact Name of Registrant as Specified in its Charter)

Registrant’s Telephone Number, Including Area Code: (702) 463-8528

HDIMAX MEDIA, Inc.

(Former Name, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2015, HDIMAX MEDIA, Inc. (the “Company”) announced that it has changed its name to Zonzia Media, Inc., with a new trading symbol “ZONX.” The name change was effected through a short-form merger pursuant to Section 92A.180 of the Nevada Revised Statutes by merging a wholly-owned subsidiary of the Company into the Company, with the Company remaining as the surviving corporation in the merger. Under the Nevada Revised Statutes, the merger did not require approval of the Company’s stockholders and had the sole effect of amending the Company’s Articles of Incorporation to reflect the new legal name of the Company. A copy of the Articles of Merger related to the name change, as filed with the Secretary of State of the State of Nevada, is attached hereto as Exhibit 3.1. The merger, effective with the Secretary of State’s office on March 5, 2015, does not in any way affect the ownership of the Company.

Item 8.01 Other Events.

Zonzia Media, Inc., a digital broadcast company and multi-platform entertainment distribution channel, will operate from a new website located at www.zonzia.com. On March 9, 2015, the Company issued a press release relating to the Company’s new platform and additions to its Board of Directors.

In connection with the Company’s name change, effective March 9, 2015, the Company’s common stock is trading under the name “Zonzia Media, Inc.” and with the trading symbol “ZONX”. The Company’s common stock ceased trading with the trading symbol “HMAX” at the end of the day on March 6, 2015.

A copy of the press release is attached hereto as Exhibit 99.1. The contents of websites referenced in this Report and in the press release do not constitute part of this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.1	Articles of Merger, as filed with the Secretary of State of Nevada.

99.1	Press Release dated March 9, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HDIMAX MEDIA, Inc.

Date: March 9, 2015	By: /s/ Myles A. Pressey III
Name: Myles A. Pressey III
Title: Interim Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Merger, as filed with the Secretary of State of Nevada.

99.1	Press Release dated March 9, 2015.

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